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                                                                   Exhibit 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 21, 1997 included in Donnelley Enterprise Solutions Incorporated's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.


                                                         /s/ Arthur Anderson LLP

Chicago, Illinois
August 8, 1997